Exhibit 10.O

WEYERHAEUSER COMPANY

COMPREHENSIVE INCENTIVE COMPENSATION PLAN

        Restated to include all

        amendments adopted by

        the Board of Directors

        through June 12, 2003

WEYERHAEUSER COMPANY

COMPREHENSIVE INCENTIVE COMPENSATION PLAN

(As Amended Effective December 14, 2001)

1.	Purpose. This Comprehensive Plan “Plan” is designed to accomplish the following objectives:

(a)	To give recognition, in addition to salaries, to employees (“Participants”) that contribute significantly to the business success of the Company, thereby further assuring that the Company will continue to benefit from a strong and able management.

(b)	To permit Deferral Eligible Participants to defer receipt of any part or all of certain Incentive Awards (“Award”) made hereunder.

(c)	To permit and encourage Stock Equivalent Deferral Eligible Participants to receive deferred Awards in Stock Equivalents, the growth in value of which should reflect better performance by the Company during the Deferral Period.

(d)	To encourage Participants to remain in the service of the Company until Retirement.

(e)	To provide certain uniform terms and administration of the Participating Plans incorporated into this Plan.

2.	Effective Dates and Other Bonus Plans. This Plan, which was approved by Shareholders of the Company, was effective as of May 1, 1969, and was amended effective December 11, 1969, December 10, 1970, December 28, 1970, December 27, 1971, March 1, 1974, April 19, 1974, December 30, 1974, January 1, 1976, December 26, 1977, February 13, 1979, December 31, 1979, August 12, 1980, December 8, 1980, October 13, 1981, December 29, 1980, December 27, 1982, December 26, 1983, December 18, 1986, January 1, 1986, October 11, 1988, December 9, 1992, October 11, 1994, October 11, 1995, April 16, 1996, October 5, 1998, December 8, 1999, December 14, 2001 and June 12, 2003. The Amendment effective December 31, 1979 changed the name of the Plan from the Weyerhaeuser Company 1969 Incentive Compensation Plan to the Weyerhaeuser Company Target Award Plan. The

Amendment effective January 1, 1986 changed the name of the plan to its present name. The Plan as in effect on December 30, 1979 shall govern all Awards made for the Award Year 1979. The amendment adopted February 9, 1982 effective December 29, 1980, shall govern all Awards for the Award Year 1981. Those portions of the Amendment adopted October 14, 1986 effective January 1, 1986 shall govern all Awards for the Award Year 1986. Those portions of the Amendment adopted October 14, 1986 and effective for Award Years commencing after December 18, 1986 shall govern all Awards for Award Year 1987. The Amendment adopted October 11, 1994 shall govern all Awards for Award Year 1994 and subsequent Award Years. The Amendment adopted October 11, 1995, shall govern all Awards for Award Year 1995 and subsequent Award Years. The Amendment adopted October 5, 1998 shall govern all Awards for Award Year 1998 and subsequent Award Years. All Awards made and deferred pursuant to the provisions of prior Incentive Compensation Award plans shall be paid in accordance with the provisions of such plans.

3.	Definitions.

(a)	“Award” means the amount of bonus granted to a Participant for an Award Year as determined under the terms of a Participating Plan.

(b)	“Award Year” means the fiscal year in which the service is performed for which the Participant earns an Award.

(c)	“Committee” means the Compensation Committee of the Board of Directors (“Board”), all of whose members shall be disinterested persons. A Committee member shall be deemed to be a disinterested person only if, at the time any discretion is required to be exercised under this Plan, such a person is not, and has not been at any time within one year prior thereto, eligible to receive an Award pursuant to this Plan.

(d)	“Company” means Weyerhaeuser Company and includes, where indicated by the context, its majority-owned subsidiaries.

(e)	“Deferral Eligible Participant” means a Participant who is designated by the Senior Vice President - Human Resources of the Company as eligible to defer an Award for the following Award Year.

(f)	“Deferral Period” means that period of time from January 1 following the Award Year for which deferral has been elected until the time when each portion of the Award is paid.

(g)	“Deferred Compensation” means that part of any Award or base salary which has been deferred pursuant to this Plan, together with any earning or other appreciation thereon. All Deferred Compensation is subject to the restrictions on transfer which are set out in Paragraph 10.

(h)	“Employee” means any person who is employed on a salaried basis by the Company, including any director of the Company who is an employee.

(i)	“Event” as used in Subparagraphs 9(b) and 9(c) means an occurrence the date of which is definitely determinable and can be verified including, but not limited to, the Participant’s retirement, a particular birthday of the Participant and an identified date.

(j)	“Participant” means any Employee who is eligible under the terms of any Participating Plan to earn an Award and who is employed by Weyerhaeuser at the end of the Award Year; provided, however, that a Participating Plan may provide that an Employee who:

(i)	dies during an Award Year,

(ii)	terminates his or her employment as a result of disability,

(iii)	retires from Weyerhaeuser during an Award Year under any of the retirement provisions of the Weyerhaeuser Company Retirement Plan for Salaried Employees,

(iv)	leaves the employ of Weyerhaeuser during an Award Year for reasons other than substandard performance, a breach of ethics or conviction of a crime against Weyerhaeuser,

may be eligible for an incentive payment as to that Award Year; provided that the President of Weyerhaeuser Company shall be a Participant in the Plan, but notwithstanding anything in the Plan to the contrary, his final Award, if any, for each Award Year shall be determined by the Committee in its sole discretion. Where appropriate in the context, “Participant” also means any former Participant.

(k)	“Participating Plan” means an incentive compensation plan adopted by a unit of the Company and designated by the President of Weyerhaeuser Company as participating in the Plan. Participating Plans are listed in Schedule A attached.

(l)	“Payment Period” means the period over which Awards deferred under Paragraph 9 or base salary deferred under Paragraph 14 are paid.

(m)	“Payment Year” means the fiscal year in which the Award is paid.

(n)	“President” shall mean the individual designated from time to time as the President of the Company.

(o)	“Retirement” means termination of service with the Company constituting early or normal retirement as provided in the “Weyerhaeuser Company Retirement Plan for Salaried Employees,” as amended from time to time.

(p)	“Stock Equivalent” means a deferred unit of account which is equivalent in value to one common share of the Company.

(q)	“Stock Equivalent Deferral Eligible Participant” means a Deferral Eligible Participant who is designated by the Senior Vice President – Human Resources of the Company as eligible for Stock Equivalent deferral.

(r)	“Trading Day” means a day that the New York Stock Exchange is open for business.

(s)	“Year” means the 52- or 53-week period used by the Company as its fiscal year.

3.1	Except when otherwise indicated by the context, any masculine terminology herein shall also include the feminine.

4.	Administration and Amendment of the Plan.

(a)	Powers of the Compensation Committee. Full power and authority to construe and interpret this Plan and the Participating Plans shall be vested in the Committee as from time to time constituted by the Board. The Committee will annually review the provisions, including payouts, of the Participating Plans. Decisions hereunder by the Committee, or by the President (where he has been given appropriate authority to make any such decision), shall be final, conclusive, and binding upon all parties, including Employees, Participants and the Company. No act of the Committee may render any of its members eligible for an award from this Plan and any Participating Plan.

(b)	Expense of the Plan. The expenses of administering the Plan shall be borne by the Company.

(c)	Amendment. The Board in its sole discretion may (i) amend, suspend or terminate this Plan and (ii) supplement or replace this Plan with or by other incentive compensation plans; provided that no amendment, supplement or replacement providing for the payment of compensation in the form of stock of the Company shall be effective unless approved by the shareholders of the Company.

(d)	Participants’ Rights. No amendment, suspension or termination of this Plan shall affect any Award already granted or any deferral already made, and in the event of any such change, any Deferred Compensation credited to a Participant’s account shall be paid as provided herein. No Participant shall have any right or interest in the Plan or its continuance or in his continued participation in the Plan, other than in the Deferred Compensation credited to his account. The existence of this Plan and any Participating Plan does not extend to any Participant a right to continued employment with the Company, and all Participants are deemed to have agreed to the terms thereof.

5.	Eligibility. Participants as defined in Section 3(k) are eligible to receive Awards.

6.	Funds Available for Awards. Funds available for awards under each Participating Plan will be determined in accordance with general guidelines established by the Committee and performance targets approved annually by the President.

7.	Determination of Awards. The amounts of Awards, if any, for each Participant for each Award Year are determined in accordance with the provisions of the Participating Plans. Awards, if any, for each Award Year must be determined after the end of such Award Year.

8.	Transfers Between Participating Plans. A Participant who transfers employment and is a Participant in more than one Participating Plan during an Award Year shall be eligible for an Award from such Plans on a pro rata basis determined by the number of days worked as a Participant in each Plan.

9.	Payment or Deferral of Awards. Payment of Awards shall be made as follows:

(a)	Immediate Payment. Except as otherwise provided in the following Subparagraph (b), payment of Awards to Participants shall be made in cash and in full not later than March 15 following the Award Year.

(b)	Deferred Awards. Any Employee who is a Deferral Eligible Participant may elect to defer receipt of a percentage or all of such Award. The procedure for election is set forth in Subparagraph 9(c). Two forms of Award deferrals are provided. All Deferral Eligible Participants may elect an Open Deferral form of deferral as described in Paragraphs 9(b)(i) and 11. An Employee who is a Stock Equivalent Deferral Eligible Participant at the time of the election provided for in Paragraph 9(c) also has the option to elect a Stock Equivalent Deferral as described in Paragraphs 9(b)ii and 9(c).

(i)	“Open Deferral” - This form of deferral provides for the payment of the amount to be deferred with interest over a number of years selected by the Eligible Participant, commencing with the year or an Event selected by the Eligible Participant; provided that the last payment must be made not later than (a) the earlier of the 20th year following the Eligible Participant’s retirement or the year during which the Eligible Participant’s 80th birthday occurs or (b) the fifth year following the Eligible Participant’s termination of employment for reasons other than death, disability or Retirement.

Details as to the amount and timing of payments are set forth in Paragraph 11.

(ii)	“Stock Equivalent Deferral” – This form of deferral provides for the payment of the amount to be deferred, increased or decreased by a reference to the market price and dividend history of Company common shares, over a number of years selected by the Stock Equivalent Deferral Eligible Participant commencing with the year or an Event selected by the Stock Equivalent Deferral Eligible Participant; provided that the mandatory deferral period as set forth in Subparagraph 12 (b) has been met, and the last payment must be made not later than (a) the earlier of the 20th year following the Stock Equivalent Deferral Eligible Participant’s retirement or the year during which the Stock Equivalent Deferral Eligible Participant’s 80th birthday occurs; or (b) the fifth year following the Stock Equivalent Deferral Eligible Participant’s termination of employment for reasons other than death, disability or Retirement.

Details as to the amount and timing of payments are set forth in Paragraph 12.

(c)	Election Procedure. Each Deferral Eligible Participant shall notify the Committee in writing during the November of each Award Year of his election to defer the receipt of a percentage or all of any Award to be made for the Award Year about to conclude.

Such election shall state the percentage or percentages to be received as a deferred Award under Subparagraph 9(b). Any Award or part thereof which a Participant has not elected to defer shall be paid as provided in Subparagraph 9(a). Each notice to defer shall:

(i)	state the percentage of the Award to be deferred.

(ii)	designate the percentage of the total amount to be deferred which will be deferred as an Open Deferral and/or as a Stock Equivalent Deferral, if eligible.

(iii)	state the year or Event during which payments will commence and the number of years elected for payment .

An election to defer an Award is irrevocable. Payments of deferred balances of Awards may, however, in the discretion of the Committee be accelerated generally or in individual cases. Details as to such acceleration are set forth in Paragraph 13.

10.	Restrictions on Deferred Compensation. No Participant’s interest in any Deferred Compensation account is assignable, either by voluntary or involuntary assignment or by operation of law. No part of any Deferred Compensation, regardless of the form thereof, may be paid over, loaned, sold, assigned, transferred, discounted, pledged as collateral for a loan, or in any other way encumbered until the end of the Deferral Period with respect to such Deferred Compensation.

11.	Open Deferral.

(a)	Accounts. All amounts deferred under the Open Deferral shall be credited to the Participant’s account as of the end of the Award Year with respect to which the deferred Award was made. With respect to deferrals from the Award Years 1980 and 1981, interest at the Chemical Bank “prime rate” of interest as in effect on the first business day of each fiscal year shall accrue commencing with the first day of the year following the Award Year. With respect to deferrals from all other Award Years, interest at a rate to be designated from time to time by the Committee shall accrue commencing with the first day of the year following the Award Year. Interest shall be compounded monthly.

(b)	Payments. Each Participant shall be entitled to receive cash payments with respect to Awards deferred under Open Deferral together with interest accrued to the date of payment in each year of the applicable period as elected under Subparagraph 9(c) provided that, in the case of a Participant whose employment terminates prior to death, disability or Retirement, the applicable Payment Period shall end as of the fifth year following the year in which occurs the Participant’s termination of employment for reasons other than death, disability or Retirement. The amount of cash to be paid each year with respect to each Award shall be computed by multiplying a fraction, the numerator of which is one and the denominator of which is the number of years remaining in the applicable Payment Period for such Award, by the remaining portion of such Award plus accrued interest on such Award (e.g., 1/10th is paid in the first year of a ten-year payment period; 1/9th of the remaining balance in the second year; 1/8th of the remaining balance in the third year, etc., over the ten years).

12.	Stock Equivalents

(a)	Premium

Subject to the restrictions in 12(b), Stock Equivalent Deferral Eligible Participants’ accounts shall be credited with a premium based on an Award deferred in the form of Stock Equivalents. This premium will be calculated by multiplying the amount of an Award deferred in the form of Stock Equivalents by a multiple to be determined by the Committee on an annual basis. The Award and premium will be credited to each Participant’s account as Share Equivalents as outlined in 12(d).

(b)	Mandatory Deferral Period

The minimum Deferral Period for stock equivalents deferrals is five years. The mandatory deferral period shall begin January 1 of the year following the Award year. If a Participant elects an Event for commencement of payments under Paragraph

9(c)(iii), such election must also provide a minimum Deferral Period of five years. Stock Equivalents attributable to the premium shall be subject to forfeiture as described in Subparagraph 12(c).

(c)	Premium Forfeiture

Amounts attributable to Stock Equivalents representing premiums, including any appreciation and dividend equivalents, shall be forfeited if the Stock Equivalents Deferral Eligible Participant’s employment with the Company terminates for any reason other than death, disability or Retirement during the mandatory five year Deferral Period described in Subparagraph 12 (b).

(d)	Number of Deferred Units

The amount designated to be deferred in the form of Stock Equivalents and any Premium shall be divided by the median price per share of Company stock for the last eleven (11) Trading Days of January in the year following the Award Year to determine the number of deferred units or fractions thereof credited to the Stock Equivalent Deferral Eligible Participant’s account. Any change in the common shares of the Company whether through merger, consolidation, stock split, or other change in the Company’s structure shall be similarly reflected in the number of Stock Equivalent units credited to Participants’ accounts.

(e)	Dividend Equivalents

Each such deferred unit shall be credited with an amount equivalent to each divided declared on common shares of the Company. The amount of such dividend equivalents shall be divided by the price per share of common stock on the payable date for such dividend to determine the number of additional deferred units or fractions thereof credited to the Stock Equivalent Deferral Eligible Participant’s account, which shall be credited to the Participant’s account as of the payable date.

(f)	Payments

(i)	Termination of Employment Due to Death, Disability or Retirement :

Each Stock Equivalent Deferral Eligible Participant whose employment terminates because of death, disability or Retirement shall be entitled to receive cash payments with respect to Awards deferred under the Stock Equivalent Deferral option represented by Stock Equivalents and premiums credited to accounts. If a Stock Equivalent Deferral eligible Participant’s employment terminates due to Retirement before the minimum five year Deferral Period has been satisfied, and the Participant’s deferral election specified Retirement as the Event for commencement of payments, payments shall commence after the minimum Deferral Period specified in such election. The amount to be paid each year shall be computed by multiplying a fraction, the numerator of which is one and the denominator of which is the number of years remaining in the elected payment period, by the remaining portion of units credited to the Stock Equivalent Deferral Eligible Participant’s account to determine the number of units for which payment is to be made. The number of units shall be multiplied by the median price per share of Company stock for the last eleven (11) Trading Days of January of the payment year to determine the amount of cash to be paid.

The following applies only to deferrals made under the plan prior to the year 1997

Each Stock Equivalent Deferral Eligible Participant whose employment terminates because of death, disability or Retirement shall be entitled to receive cash payments with respect to Awards deferred under the Stock Equivalent Deferral option represented by Stock Equivalents and premiums credited to accounts. If a Stock Equivalent Deferral eligible Participant’s employment terminates due to Retirement before the minimum five year Deferral Period has been satisfied, and the Participant’s deferral election specified Retirement as the Event for commencement of payments, payments shall commence after the minimum Deferral Period specified in such election. The amount to be paid each year shall be computed by multiplying a fraction, the numerator of which is one and the denominator of which is the number of years remaining in the elected payment period, by the remaining portion of units credited to the Stock Equivalent Deferral Eligible Participant’s account to determine the number of units for which payment is to be made. The number of units shall be multiplied by the price per share for the first Trading Day of February of the payment year to determine the amount of cash to be paid.

(ii)	Termination for Reasons Other Than Death, Disability or Retirement

Each Stock Equivalent Deferral Eligible Participant whose employment terminates for reasons other than death, disability or Retirement shall be entitled to receive cash payments with respect to Awards deferred under the Stock Equivalent Deferral Option represented by Stock Equivalents and premiums credited to such Participant’s account provided that the applicable period as elected under Subparagraph 9(c) shall end as of the fifth year following the year in which occurs the Stock Equivalent Deferral Eligible Participant’s termination of employment, provided that should the Stock Equivalent Deferral Eligible Participant’s termination of employment occur before the minimum Deferral Period has passed, forfeiture of any applicable Stock Equivalents representing premiums, including any appreciation and dividend equivalents thereon credited, shall occur as provided in Subparagraph 12(c). Further, no dividend equivalents will accrue after termination, and the price per share for all payments shall be the median price per share for the last eleven (11) Trading Days prior to the date of termination to determine the amount of cash to be paid to the Participant. In lieu of dividend equivalents, interest at the rate in effect from time to time as described in Subparagraph 11(a), Open Deferral, shall accrue from the date the last dividend equivalent was credited under Subparagraph 12(e). Interest shall be compounded monthly. The amount of each annual payment shall be computed in the manner described in Subparagraph 11(b).

The following applies only to deferrals made under the plan during the year 1996

Each Stock Equivalent Deferral Eligible Participant whose employment is terminated for reasons other than death, disability or retirement shall be entitled to receive cash payments with respect to Awards deferred under the Stock Equivalent Deferral Option represented by Stock Equivalents and premiums credited to such Participant’s account provided that the applicable period as elected under Subparagraph 9(c) shall end as of the fifth year following the year in which occurs the Stock Equivalent Deferral Eligible Participant’s termination of employment, provided that should the Stock Equivalent Deferral Eligible Participant’s termination of employment occur before the minimum Deferral Period has passed, forfeiture of any applicable Stock Equivalents representing premiums, including any appreciation and dividend equivalents thereon credited, shall occur as provided in Subparagraph 12(c). Further, no dividend equivalents will accrue after termination, and the price per share for all payments shall be the price per share on the Trading Day prior to the date of termination (or the first Trading Day thereafter, if the date prior to the date of termination is not a Trading Day). In lieu of dividend equivalents, interest at the rate in effect from time to time as described in Subparagraph 11(a) shall accrue from the date that the last dividend equivalent was credited under Subparagraph 12(e). Interest shall be compounded monthly. The amount of each annual payment shall be computed in the manner described in Subparagraph 11(b).

The following applies only to deferrals made under the Plan during the years 1982 through 1995

Each Participant whose employment is terminated for reasons other than death, disability or retirement shall be entitled to receive cash payments with respect to Awards deferred under the Stock Equivalents Deferral Option represented by Stock Equivalents credited to his account provided that the applicable period as elected under Subparagraph 9(c) shall end as of the fifth year following the year in which occurs the Participant’s termination of employment. No dividend equivalents will accrue after termination, and the price per share for all installments shall be the price per share on the Trading Day prior to the date of termination (or the first Trading Day thereafter, if the date prior to the date of termination is not a Trading Day). In lieu of dividend equivalents, interest at the rate in effect from time to time as described in Subparagraph 11(a) shall accrue from the date of the last dividend equivalent. Interest shall be compounded monthly. The amount of each annual payment shall be computed in the manner described in Subparagraph 11(b).

The following applies only to deferrals made under the Plan prior to 1982 and under the Weyerhaeuser Real Estate Company 1975 Incentive Compensation Plan, which became part of the Plan effective 1992

Each Participant whose employment is terminated for reasons other than death or retirement shall be entitled to receive cash payments with respect to awards deferred under the Stock Equivalents Deferral option represented by Stock Equivalents credited to his account in five annual installments commencing with the year following his year of termination. No dividend equivalents will accrue after termination, and the price per share for all installments shall be the price per share on the Trading Day prior to the date of termination (or the first Trading Day thereafter, if the date prior to the date of termination is not a Trading Day). In lieu of dividend equivalents, interest at the rate in effect from time to time as described in Subparagraph 11(a) shall accrue from the date of the last dividend equivalent. Interest shall be compounded monthly. The amount of each annual payment shall be computed in the manner described in Subparagraph 11(b).

(g)	Election at Participant’s 60th Birthday

As to Stock Equivalents credited to a Participant’s account for any Award Year and notwithstanding any provision in this Paragraph 12 to the contrary, at any time after the later of the Participant’s (or former Participant’s) 60th birthday or six months after the Stock Equivalents are credited to the Stock Equivalent Deferral Eligible Participant’s

account, a Participant (or the Participant’s beneficiary in the event of the death of the Participant) may irrevocably elect, to establish and fix a firm price for some or all Stock Equivalents currently credited to such portion of his account to the extent such Stock Equivalents have satisfied the five year Deferral Period. The firm price shall then be the price per share of the common stock of the Company as of any Trading Day concurrent with the delivery of such election to the plan record-keeper, The Vanguard Group, if delivered before the close of the market, or at price per share of the common stock of the Company on the next following Trading Day, if delivered after the close of the market. Interest shall be earned from the date the last dividend equivalent was credited under Subparagraph 12(e) at the rate applicable from time to time under Subparagraph 11(a). Such interest shall be compounded monthly. Such election shall not accelerate actual payment under the Stock Equivalent Deferral option.

The following applies only to deferrals made under the Plan for the years 1986 through 1995

As to Stock Equivalents credited to a Participant’s account for any Award Year (including Stock Equivalents relating to a Salary Deferral under paragraph 14 and increments thereto), and notwithstanding any provision in this Subparagraph 12 (f) to the contrary, at any time after the Participant’s 52nd birthday the Participant (or the Participant’s beneficiary in the event of the death of the Participant) may irrevocably elect to establish and fix a firm price for Stock Equivalents currently credited to such portion of his account. The firm price shall then be the price per share of the common stock of the Company as of any Trading Day concurrent with the delivery of such election to the plan record-keeper, The Vanguard Group, if delivered before the close of the market, or at the price per share of the common stock of the Company on the next following Trading Day, if delivered after the close of the market. Interest shall be earned from the date that the last dividend equivalent was credited under Subparagraph 12(e) at the rate applicable from time to time under Subparagraph 11(a). Such interest shall be compounded monthly. Such election shall not accelerate actual payment under the Stock Equivalents Deferral Option.

The following applies only to deferrals made under the Plan for the years 1983 through 1985.

As to Stock Equivalents credited to a Participant’s account for any Award Year (including Stock Equivalents relating to a Salary Deferral under Paragraph 14 and increments thereto), and notwithstanding any provision in this Subparagraph 12(f) to the contrary, at any time after the Participant’s 52nd birthday the Participant (or the Participant’s beneficiary in the event of the death of the Participant) may irrevocably elect to establish and fix a firm price for Stock Equivalents currently credited to such portion of his account. The firm price shall then be the price per share of the common stock of the Company as of any Trading Day concurrent with the delivery of such election to the plan record-keeper, The Vanguard Group, if delivered before the close of the market, or at the price per share of the common stock of the Company on the next following Trading Day, if delivered after the close of the market. Interest shall be earned from the date that the last dividend equivalent was credited under Subparagraph 12(e) at the rate applicable from time to time under Subparagraph 11(a). Such interest shall be compounded monthly. Such election shall not accelerate actual payment under the Stock Equivalents Deferral Option.

The following applies only to deferrals made under the Plan for the year 1982

As to Stock Equivalents credited to a Participant’s account for any Award Year (including increments thereto), notwithstanding any provision in this Subparagraph 12(f) to the contrary, at any time after the Participant’s 52nd birthday the Participant (or the Participant’s beneficiary in the event of the death of the Participant) may irrevocably elect, to establish and fix a firm price for Stock Equivalents currently credited to such portion of his account. The firm price shall then be the price per share of the common stock of the Company as of any Trading Day concurrent with the delivery of such election to the plan record-keeper, The Vanguard Group, if delivered before the close of the market, or at the price per share of the common stock of the Company on the next following Trading Day, if delivered after the close of the market. Interest shall be earned from the date that the last dividend equivalent was credited under Subparagraph 12(e) at the rate applicable from time to time under Subparagraph 11(a). Such interest shall be compounded monthly. Such election shall not accelerate actual payment under the Stock Equivalents Deferral Option.

The following applies only to deferrals made under the Plan for the years prior to 1982 and under the Weyerhaeuser Real Estate Company 1975 Incentive Compensation Plan, which became part of the Plan effective 1992

As to Stock Equivalents credited to a Participant’s account for any Award Year (including increments thereto), notwithstanding any provision in this paragraph 12(f) to the contrary, at any time during the period commencing three years prior to the date a Participant is eligible to retire and ending on the Participant’s retirement date, the Participant (or the Participant’s beneficiary in the event of the death of the Participant) may irrevocably elect to establish and fix a firm price for Stock Equivalents currently credited to such portion of his account. The firm price shall then be the price per share of the common stock of the Company as of any Trading Day concurrent with the delivery of such election to the plan record-keeper, The Vanguard Group, if delivered before the close of the market, or at the price per share of the common stock of the Company on the next following Trading Day, if delivered after the close of the market. Interest shall be earned from the date that the last dividend equivalent was credited under Subparagraph 12(e) at the rate applicable from time to time under Subparagraph 11(a). Such interest shall be compounded monthly. Such election shall not accelerate actual payment under the Stock Equivalents Deferral Option.

(h)	Price Per Share. The term “price per share” shall refer to the closing price of the common stock of the Company on the New York Stock Exchange on the Trading Day in question.

13.	General Provisions Related to Deferrals.

(a)	Hardship and Change of Circumstances Cases. Notwithstanding other provisions hereof, in the case of permanent and total disability, other hardship or unanticipated and significant change of circumstances beyond the control of the Deferral Eligible Participant (or such Participant’s beneficiary), as determined in the sole discretion of the Committee, the Committee, upon application by the Deferral Eligible Participant (or such Participant’s beneficiary) or his or her legal representative, may:

(i)	shorten the Deferral Period so as to modify the time deferred payments are to commence,

(ii)	shorten the period over which such payments are to be made.

(b)	Date of Payments. All payments due in a year shall be made prior to March 15 of the year in question.

(c)	Segregation of Funds. The Company shall be under no obligation to segregate any deferred funds during the Deferral Period and each Deferral Eligible Participant should realize that such unsegregated funds are subject to the claims of the Company’s general creditors during the Deferral Period.

(d)	Beneficiaries. Each Deferral Eligible Participant may appoint a beneficiary or beneficiaries to receive payments to be made with respect to deferred Awards, if any, after his or her death. In the absence of such appointment, all such amounts shall be paid to his or her personal representative. The appointment shall be made on a form to be supplied by the Committee and may be revoked or superseded at any time.

14.	Salary Deferral. Each Deferral Eligible Participant shall have the right to elect for any Award Year to defer payment of a percentage (which is no less than 10% and no more than 50%) of his or her base salary which would otherwise be paid during the succeeding Award Year under the following terms and conditions:

(a)	Irrevocable Election; Timing. The election shall be made during the November preceding the Award Year and shall be irrevocable.

(b)	Method and Timing of Deferral. Each such election to defer salary shall include an election as to the method and timing of the deferral as if said amount deferred was a deferral of an Award as described in Subparagraphs 8 through 11 and 13 of the Plan except that

(i)	Subparagraphs 9(a), 9(b)(ii) and 9(c)(i) shall not apply;

(ii)	The percentage of salary to be deferred shall be applied against and shall thus reduce each paycheck of the Participant during the Award Year;

(iii)	For purposes of any portion of the deferred salary treated as an “Open Deferral,” the deferred amount shall be credited to the Participant’s account as of the day it would otherwise have been paid in cash, shall thereafter accrue interest at the rate described in Subparagraph 11(a), and shall be paid out as described in Subparagraphs 9(b)(i) and 11(b).

15.	Notice to Vanguard. Any notice required to be furnished by a Participant to the Plan record-keeper, The Vanguard Group, Inc., shall be deemed to be provided if sent via fax or first class mail, in accordance with information and instructions communicated by Vanguard to the Participants from time to time.

Schedule A

Management Incentive Plans

Comprehensive Incentive Compensation Plan

Weyerhaeuser Company Management Incentive Plan

WBM Area/General Managers’ Incentive Plan

NORPAC Management Incentive Plan

Pulp, Paper & Packaging Project Managers’ Plan

WRECO Incentive Plan

20